Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL
OF SURRENDER OF
ALLIANT TECHSYSTEMS INC.
2.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024

CUSIP Number:  018804AH7

Pursuant to the Company Repurchase Notice
dated July 20, 2009

THIS OFFER WILL EXPIRE AT 5:00 p.m., NEW YORK CITY TIME, ON AUGUST 14, 2009, THE CLOSE OF BUSINESS ON THE BUSINESS DAY PRIOR TO THE REPURCHASE DATE, AUGUST 17, 2009 (THE “COMPANY REPURCHASE DATE”).  HOLDERS OF NOTES MUST SUBMIT A COMPANY REPURCHASE ELECTION NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 14, 2009 IN ORDER TO RECEIVE $1,000 PER $1,000 PRINCIPAL AMOUNT OF NOTES PLUS ANY ACCRUED AND UNPAID INTEREST TO BUT EXCLUDING THE COMPANY REPURCHASE DATE (THE “COMPANY REPURCHASE PRICE”).  COMPANY REPURCHASE ELECTIONS MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL AT OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 14, 2009.  HOLDERS MUST ALSO SURRENDER A NOTE SUBJECT TO A VALID AND TIMELY COMPANY REPURCHASE ELECTION TO THE PAYING AGENT BEFORE RECEIVING ANY COMPANY REPURCHASE PRICE FOR THAT NOTE.  HOLDERS THAT SURRENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL COMPANY REPURCHASE ELECTION TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The Paying Agent is:

The Bank of New York Mellon Trust Company, N.A.

2 N. LaSalle Street

Suite 1020

Chicago, IL 60602

Attn: Daniel G. Donovan

Tel: (312) 827-8547

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Repurchase Notice, dated July 20, 2009, and the accompanying Company Repurchase Election, of Alliant Techsystems Inc. (“ATK”), relating to the repurchase by ATK, at the option of the Holder thereof, of ATK’s 2.75% Convertible Senior Subordinated Notes due 2024 (the “Notes”) for $1,000 per $1,000 principal amount of the Notes plus any accrued and unpaid interest to but excluding the Company Repurchase Date, subject to the terms and conditions of the Indenture and the Option.

This Notice of Withdrawal is to be completed by registered Holders of Notes desiring to withdraw the delivery of a Company Repurchase Election with respect to such Notes in the Option if (i) a Company Repurchase Election has previously been delivered to the Paying Agent, or (ii) delivery of a Company Repurchase Election has been previously made pursuant to the procedures of the DTC described under the caption “Procedures to be Followed by Holders Electing to Surrender Notes for Repurchase” in the Company Repurchase Notice.

Ladies and Gentlemen:

The Undersigned hereby withdraws the Undersigned’s previously delivered Company Repurchase Election with respect to the Notes described below.

The Undersigned understands that the withdrawal of the Company Repurchase Election with respect to Notes previously surrendered in this Option, effected by this Notice of Withdrawal, may not be rescinded and that such Notes will no longer be deemed to be validly surrendered for repurchase for purposes of the Undersigned’s Company Repurchase Election.  Such withdrawn Notes may be re-surrendered for repurchase only by following the procedures for surrendering set forth in the Company Repurchase Notice and in the accompanying Company Repurchase Election.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the Undersigned, and any obligations of the Undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the Undersigned.

*      *      *

DESCRIPTION OF NOTES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Notes)(1)	Notes Being Withdrawn (Attach additional signed list, if necessary)
	Security Certificate Number(s)(2)	Principal Amount Represented by Notes	Principal Amount Being Withdrawn(3)

Total Amount Being Withdrawn

(1)                               Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Notes and the Paying Agent’s record of registered Holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

(2)                               Need not be completed if the Notes are being surrendered for repurchase by book-entry transfer.

(3)                               Unless otherwise specified, the entire aggregate principal amount evidenced by such Notes will be deemed to have been withdrawn.

METHOD OF DELIVERY

☐                                    CHECK HERE IF NOTES WERE PHYSICALLY DELIVERED TO THE PAYING AGENT.

☐                                    CHECK HERE IF NOTES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

Address:

Telephone:

Facsimile:

Contact Person:

Date Surrendered:

DTC Account Number:

Transaction Code Number:

The principal amount, if any, of Notes which remain subject to the original Company Repurchase Election and which have been or will be delivered for repurchase by ATK:

SIGN HERE

(To Be Completed by All Registered Holders of Notes Being Withdrawn)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Notes or on a security position listing or by person(s) authorized to become registered Holder(s) of the Notes by documents transmitted with this Notice of Withdrawal.  If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Registered Holder(s) or Authorized Signatory)

Date: , 2009

Name(s):
(Please Print)

Capacity (full title):

Area Code(s) and Telephone Number(s):

The Guarantee Below Must be Completed.

GUARANTEE OF SIGNATURE(S)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

(Include Zip Code)

Date: , 2009